Exhibit 99.2


                         Watts Water Technologies, Inc.
                   First Quarter 2006 Earnings Conference Call
                                   May 2, 2006

                                   Transcript

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Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2006 Watts Water Technologies earnings conference call. My name is Anthony, and I will be your coordinator for today.

At this time, all participants are in a listen-only mode. We will be conducting a question-and-answer session towards the end of today's conference. If at any time during the call you require assistance, please press star, followed by zero, and a coordinator will be happy to assist you.

I would now like to turn the presentation over to your host for today's call, Mr. Kenneth Lepage, Assistant General Counsel. Please proceed, sir.

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Kenneth Lepage - Watts Water Technologies, Inc. - Assistant General Counsel

Thank you. Before Pat and Bill begin their presentation, I want to inform you that various remarks they may make about the Company's future expectations, plans, and prospects constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed under the heading 'risk factors,' in our Annual Report on Form 10-K for the year ended December 31st, 2005 filed with the Securities & Exchange Commission and other reports we file from time to time with the SEC.

In addition, any forward-looking statements represent our views only as of today, and should not be relied upon as representing our views as of any subsequent date. While we may elect to update forward-looking statements at some point in the future we specifically disclaim any obligation to do so.

I will now turn the presentation over to Pat and Bill.

Patrick O'Keefe - Watts Water Technologies, Inc. - Chief Executive Officer

Thank you, Ken.

The first thing I'd like to do is just let you know that the way we will be conducting the call today is I'll make some opening comments, I'll turn the call over to Bill McCartney who will walk you through some of the financial details and help you understand the numbers in a detailed manner, and then we'll open the lines and answer any and all questions you may have.

First thing I want to let you know is we're very pleased with the overall performance for the first quarter of 2006. You can see from the press release that revenue increased 26 percent to 275 million, net income came in at 15 million or $0.46 per share, which compares very favorably to $0.37 per share a year ago.

Most importantly, we achieved our record results with all segments contributing to our growth in both sales and earnings, so this is a broad based improvement across the Company, with all geographical areas and all markets participating in the upswing.

Consolidated revenues grew as a result of essentially 10.6 percent internal growth, 17 percent acquisition growth, offset by 2 percent which is the impact of foreign exchange, a negative 2 percent for foreign exchange.

When you look at the actual consolidated gross margins, they're off just slightly, which is primarily due to the margins realized on the sales from FEBCO, Mueller Steam Specialty and Polyjet product lines, which were acquired. And we told you this, I think, when we acquired the Company, we saw the first couple of months as being sort of a turnaround situation with margins expected to improve throughout the year.

When you look at consolidated earnings, operating earnings, they increased 5.2 million or 24.5 percent, and were essentially in line with the prior year at 9.6 percent of net sales. When you look at that 24.5 percent increase in operating income, it was a result of -- roughly 2.6 million of it was from internal growth, 2.6 million of it was from acquisition growth, half a million of it was due to lower restructuring costs which was offset by another half a million going in the opposite direction for foreign exchange.

During the quarter we basically saw strong demand from all of the end markets. I would describe the residential construction and remodeling market as it remains strong. The commercial construction and renovation market continues to improve. I think we saw that in the fourth quarter, we saw it here in the second and the first quarter of this year.

North America retail and wholesale markets both showed strong organic growth in the 9 to 10 percent range. Europe wholesale and OEM markets are strong with organic growth rates in the 4 to 5 percent range. China came in with an organic growth rate of 16 percent.

The one concern is the cost of copper and other raw materials which remained an issue for us to manage throughout 2006. So far, we have been able to realize price increases which are necessary to maintain our margins. But it's a big issue going forward, and we'll be discussing that further.

We're working on a number of productivity improvements in cost reduction initiatives which we expect to realize going forward. The integration of our recent acquisitions of Dormont and FEBCO and Mueller Stream Specialty are essentially on plan at this point in time. And our acquisition pipeline remains very strong.

So, in summary, I think this was a really strong quarter. We look at a broad base improvement across all markets, all end markets remained strong.

And, with those opening comments I'll turn it over to Bill who will walk you through some of the details and the numbers.

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Bill McCartney - Watts Water Technologies, Inc. - CFO and Treasurer

Thanks, Pat.

As Pat mentioned, revenue closed at 275 million, an increase of 25.5 percent. Income from continuing ops at 15.1 million was an increase of 21.7 percent, so a few percentage points less than the revenue growth. The main reason for that disparity was the inclusion of the Mueller, FEBCO product lines, almost $15 million of revenue at essentially a breakeven. In addition to that, we expensed about $450,000 both pre and post tax for stock options, so those two issues caused our growth in earnings to be slightly less than our growth in revenue.

There's a geographic footnote on the press release, so you can look at that, for the segment, sales and segment operating income, but, as Pat mentioned, all segments were up very nicely, and we're pleased with that.

On a consolidated revenue growth to give you the specific figures that Pat referenced, organic growth was 23.3 million, that's 10.6 percent. Foreign exchange was unfavorable 4.5 million, that's negative 2 percent. And acquired revenue, 37.1 million or 17 percent for a total of 55.9 or 25.5 percent.

Looking to the segment information, North America came in at 196 million, that's an increase of 33.3 percent. Organically North America grew at 9.5 percent, that's 14 million, and I'll give you some detail on that in a moment. Foreign exchange was favorable in North America, $800,000 or half a point, and that's the strengthening of the Canadian dollar versus the U.S. dollar. And the acquired revenues with 34 million or 23.3 percent. So, North America grew in total 49 million or 33.3 percent.

The acquired revenue of 34 million was the result of Alamo, Savard, and Flexflow, three smaller acquisitions we did last year, and then Core and Dormont completed in December of 2005.

When we look at the individual markets inside of North America, the total sales for retail were 46 million, that's up from 40 million last year, that's an increase of 14 percent. We do have the inclusion of the Dormont retail in there, so if you back that out we have retail sales organically grew at 9.6 percent, that's 44.3 million. So, the total retail revenue, 46.2.

When we look at the organic growth we had several areas of strength that helped us, we believe we are gaining market share in the Canadian retail market with some new customers. We continue to see growth in our supplier lines as a result of our introduction last year of our flood safe water connector. We continue to see nice growth in our floor warming products, that's our under floor electrical system. And then our C Tech acquisition continues to gain shelf space this year so far, as well. So, it's a combination of several product lines.

On the wholesale side, the North America total revenue is 150 million, that's an increase of 40 percent. Organically, we grew at 9.4 percent on the wholesale side. The large growth in total was because you see most of the revenue from Dormont and most, almost all of the revenue from Core is contained in the wholesale - actually, all the revenue from Core is contained in the wholesale side.

When we look at the organic growth on the wholesale, as Pat mentioned earlier, it was fairly broad based. We saw increases in both our commercial and residential end markets, back flow and plumbing were very strong. Our under floor radiant heating, the hydronic based product continues to show growth. Water purification products were up, as well.

Dormont, our acquisition for the gas connector market, was right on track with what we expected, and we saw some nice growth in the Canadian market which kind of mirrors the U.S. wholesale market. So, it was very broad based increase.

Looking at the European sales, in total, Europe was up 8.8 percent, that's $72 million in the quarter. Organically, we posted an increase of 12.7 percent, which is the strongest quarter we've seen in many, many years from our European segment. That was partially offset by unfavorable foreign exchange. We had an unfavorable adjustment there of 8.2 percent or 5.4 million, and acquired growth was 2.8 million or 4.2 percent, so it adds up to 8.8 percent in total.

But organically we saw, again, very broad based increases. We've analyzed it and we see basically all countries, all of our markets, and all of the product lines seem to be up fairly evenly across Europe.

We feel we're gaining market share in Europe with selling some of the packages that we developed, the under floor radiant heating packages with manifolds and safety control valves.

The solar market continues to be strong with the higher cost of energy and the tax incentives that are being offered in the Nordic countries and Germany for solar related products, that's very helpful. Eastern Europe was up about 20 percent in the quarter, as well.

We still continue to see the boiler manufacturers as soft, however, and that offsets some of this broad based growth that we've just mentioned.

In terms of the end markets, wholesale and retail, Pat mentioned we're up both about 4.5 percent. If we adjust for the foreign exchange, both of those markets, we show growth between 12 to 13 percent, so Pat's numbers included some foreign exchange in them, as well. So, we had a little bit of a mix towards the wholesale and very broad based growth. And our two acquisitions in Europe, [Electro Controls] and Microflex at l2.8 million, were on track from what we expected to see.

The revenue in China at 6.1 million is an increase of just under 20 percent. Organically we grew at 16 percent, and foreign exchange was favorable 3.5 percent, and that will give you 19.7 percent.

We also had a significant increase in our inter-company revenue, which you don't see, but it does impact the numbers in terms of our capacity utilization and absorption figures and what-not, and inter-company sales were up about 50 percent versus last year. So the end markets in China continue to be vibrant for us.

Moving on to the gross margin, consolidated we were at 34.9 percent, that's a drop of about four-tenths of a point versus the first quarter of last year. If you exclude the acquisitions the margin would have gone up half a point to 35.8 percent. And this is really the impact of core. Again, as we mentioned, core broke-even. The gross margin is much lower than our Corporate average, so it had an unfavorable impact on the gross margin percentage.

Looking at the margins by segment, the North America, our gross margin was 35 percent, that's down 1.5 points from last year, and this is where we see the impact of core in North American segment. Excluding that, the margins would have been up about two-tenths of a point.

We're looking at nice improvements in the mix where we see some of our commercial products increasing, control valves, drains, and back flow, and what-not, and that was partially offset by some continued softness in the margins as a result of retail pricing in copper. We did achieve price increases during the first and second quarter of 2006 here, but, again, not enough to offset all of the copper issues, so that offset some of the favorable mix that we saw.

We also in the quarter expensed $960,000 against cost for sales associated with Core and Dormont for the amortization of purchase price, in which we are required to write-up our inventory to market. And that is behind us now, and we will not have that amortization as we move forward into the second quarter.

So, all in all, we feel it's a fairly solid performance for gross margin in North America.

Looking at Europe, the gross margin, 33.1 percent, that's up eight-tenths of a point versus last year. Here, the acquisitions actually helped a little bit. Excluding acquisitions the gross margin would have only been up three-tenths of a point. So, the acquisitions there helped us by half a point. We don't have any of those amortization issues in Europe as that is behind us and we expensed that last year.

But the margin from an organic standpoint is up, and what we're really seeing is improved productivity. We've done a lot of restructuring in Europe. We've restructured our instrumentation group. We have some restructuring ongoing in Italy where we have some reduction in our headcount during the first quarter, and with the improved increased sales revenue, particularly into the, out of our Italian factories we have some improved absorption. We also see a little bit of favorable move on the wholesale side, a little favorable mix, if you will, and that helps the margin, as well.

In China the margin is up slightly to 15 percent versus 14.3 percent, and again just a reminder that that margin is heavily impacted by the significant percentage of inter-company sales, so it's not representative of trade sales. However, the margin is up slightly, and that's a result, again, of more volume going through the factories, and some of that transfer pricing being more current with some price increases back to the North American market.

The SG&A, 69 million versus 55.7 million last year, that's an increase of 13 million, and SG&A declined slightly as a percentage of sales to 25.1 percent. In terms of dollars an increase of 13 million.

The main factors here in SG&A is the acquired companies at $8 million of S&GA expense. We had some incremental or variable selling expenses of about $3 million, and then the expensing of stock options is about a half a million, so that's about 12.5 of the 13.3 million.

So, that brings us all the way down to operating earnings, an increase of 24.5 percent over last year. We're 9.6 percent of sales, which is down from 9.7, and this is really the impact of the lower margin due to the amortization issue I mentioned, offset by some lower SG&A.

The tax rate in the quarter, 34.6 percent, that's down from, versus last year
35.2 last year. Two major issues inside the tax rate. One is the rate in China was essentially a break-even versus 9 percent last year, and we had booked some recovery associated with, I would compare it to an investment tax credit where we, because of our investments there we got a portion of that back from the government, so we booked that in the first quarter. That will not be recurring for the rest of the year.

And because of the strong performance in Europe, we had a slight mix, a favorable mix, where the tax rate in Europe is only 32.9 versus the average, so it's a little bit less than the average. So, we would anticipate a rate of about 35 percent for the rest of the year, and that would be barring any unusual acquisition activity that might change the mix.

The net income, up 21.7 percent, at $15.1 million.

And with that, I guess, we can - well, a couple other points, I'm sorry, before we open up for questions. In the quarter our capital expenditures, $7.1 million. Depreciation and amortization is $7.5 million, and so slightly more than the capital expenditures.

So, with that, I guess, we can open it up for questions?

Patrick O'Keefe: Yes.

QUESTION AND ANSWER

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Operator

[OPERATOR INSTRUCTIONS.]

Our first question comes from Mike Schneider from Robert Baird. Please proceed.

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Mike Schneider - Robert Baird - Analyst

Good afternoon, guys.

Patrick O'Keefe: Hi, Michael.

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Bill McCartney - Watts Water Technologies, Inc. - CFO and Treasurer

Hi, Michael.

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Mike Schneider - Robert Baird - Analyst

I guess first just on pricing, obviously, copper is the hot topic. Can you give us a sense of what magnitude of price increases you've gone out with at least YTD, and then what you think is necessary to cover what we've seen just in the last 30 days?

Patrick O'Keefe: Mike, what we saw in the very beginning of the first quarter, we had a price increase in wholesale of about 5 percent, which are being phased in over Q1 and Q2. Europe we had increases of about 6 to 8 percent.

And we have a price increase which is announced on the wholesale side and actually effective today, that is wholesale in the U.S. of about 5 percent. And the Europeans will be having an increase of, a price increase between 6 to 9 percent that will be effective sometime in early June. And we're continuing to monitor it and, if need be, we'll be doing additional price increases.

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Mike Schneider - Robert Baird - Analyst

And retail, where do you stand there, or are you locked in now for the year?

Patrick O'Keefe: Well, we have price increases that I just mentioned, that really represents where copper was, sort of around January 1st, late December, which is about $2.00, so we'll need to address that as time goes on.

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Mike Schneider - Robert Baird - Analyst

And last year in the second half, or it was the third quarter, when we were talking about the squeeze that in particular was going on in retail, is the same thing going to unfold this year where you're pretty much behind the curve until you get into the fourth quarter and first quarter again and can reset the bar in retail?

Patrick O'Keefe: Well, it takes a lot longer to get price increases in retail and, you know, right now we still are somewhat behind the curve on retail. So, it's not as easy as it is in the wholesale, so I guess the answer is we will be behind a little bit.

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Well, we have been and we continue to be. However, when you look at it on an ongoing basis we have other price increases that we're already starting to, you know, communicate with the customers on and try to get into effect.

So I'm not sure, Mike, if you're going to have, if you really look at it, whether we would see the same situation as we did last year. I think we're probably, particularly given the recent run-up in copper, the need for those price increases is much more important earlier. But I will say you're correct in that they push-back pretty hard with regard to their objection to those price increases.

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Mike Schneider  - Robert Baird - Analyst

Right. And gross margins then for the year in light of copper and the pricing interplay here, do you suspect that the 34.9 this quarter is as good as it gets for the year because this is the least of the pressure for the next four quarters or I guess how are you guys looking at gross margins for the year?

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Well, I think we're looking for our price increases to just basically cover our copper costs, we're not looking to do anything more than that. And we'll get a little bit of a relief because we won't have that inventory amortization that I mentioned, and that's almost a million dollars, so that'll help the margins a little bit.

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Mike Schneider  - Robert Baird - Analyst

Okay.

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

But I mean, you're right, that's the number one challenge we have right now in front of us is this thing, you know, with this copper.

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Mike Schneider  - Robert Baird - Analyst

Okay, and in the [inaudible], I guess I was impressed with the growth there this quarter, nearly 10 percent organic which is a rebound from last quarter. One, can you just give us a sense of how I presume orders rebounded strongly in February and March, given that you were in the hole in January with Home Depot.

Patrick O'Keefe: That's right.

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Mike Schneider  - Robert Baird - Analyst

What does that tell you? You sensed or you expressed caution on residential last quarter, what's your latest read, Pat?

Patrick O'Keefe: Yes, I think you did see the big retailers do fairly well in this first quarter, and I think it surprised us in a positive sense, Mike. There's no reason that we don't see that going forward either. I think we see it going forward.

You know, although, one thing you're seeing is it's coming from same-store sales. It's not coming from additional new stores, because you can look at the numbers, Lowe's and Home Depot had significantly fewer stores being brought online this year compared to last year. So, it's really same-store kind of sale increases.

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Mike Schneider  - Robert Baird - Analyst

And is it also a function of new rollouts? Because I wasn't really aware of any significant rollouts in the first half. But have you commenced some?

Patrick O'Keefe: It's actually a result of rollouts that we had in place, Mike, that are starting to, we're starting to see the volume roll through those stores.

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Mike Schneider  - Robert Baird - Analyst

Okay, fair enough. And then, finally, just on pricing, I guess, with Home Depot having moved into now the wholesale distribution channel, can you give us an update as to what you've heard in the channel about the pricing implications of that?

Patrick O'Keefe: Yes, we're having conversations with those organizations with regard to how we would go forward in terms of pricing and what kind of programs they would like to see us put in place, but it's very preliminary, Mike, and nothing has been decided at this point in time. But I could tell you that it's their intention to leverage the size of their organization to their advantage with regard to improving the overall programs that they have.

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Mike Schneider  - Robert Baird - Analyst

Sure, that's natural. Okay. Thanks again, guys.

Patrick O'Keefe: Thank you.

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Operator

Our next question comes from Mark Grzymski from Needham & Company. Please proceed.

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Mark Grzymski  - Needham & Company - Analyst

Good afternoon, guys. Congratulations.

Patrick O'Keefe: Hey, Mark. Thank you.

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Mark Grzymski  - Needham & Company - Analyst

Just kind of following up on that last question there, I mean with the change at the big box retailers and the pressure that they're putting, I mean I guess a lot of the acquisitions that are made are too diversified, the product lines get more product into those stores so that you guys can leverage yourself a little bit better against them. Can you comment on that in any, in that regard?

Patrick O'Keefe: Well, first of all, if you look at the recent acquisitions, they tend to have a blend of exposure to the retail market as well as OEM market or to the wholesale market, so we tend to stay away from product lines where we can't differentiate ourselves and where they're more commodity oriented, which, to be candid with you, many of the products that are going through the retail channels tend to be the simpler products, the products that have less engineering content in them and, therefore, by definition would be more commodity oriented.

So, as we make acquisitions we're evaluating that exposure. To the extent that it represents an inability to differentiate ourselves, we avoid those type of acquisitions. I would say, quite honestly, our acquisition program is probably moving us away from some of those categories.

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Mark Grzymski  - Needham & Company - Analyst

Right. So, you're looking for more highly engineered, where you have better, you know, where you'd be the leading provider of that product?

Patrick O'Keefe: Yes, where there's patents, where there's technology that is unique and you can differentiate yourself and, therefore, allow you to, you know, get paid for the engineering content in those products.

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Mark Grzymski  - Needham & Company - Analyst

Do you think that since a lot of companies are looking to kind of expand in that same fashion that that's putting any pressure on the pricing environment for acquisitions?

Patrick O'Keefe: I think, quite honestly, the biggest pricing pressure that we have seen is the financial buyers who have significant amount of leverage in today's credit market, and they are actually the people who - you know, when we walk away from deals in today's marketplace we're losing them to financial buyers, we're not losing them to strategic.

I really don't have a big issue at the moment with regard to finding acquisitions that are, meet our criteria for acquisitions. I think we're finding plenty of opportunities. We have always been relatively selective in the acquisitions that we actually consummate. We've always been relatively disciplined in terms of being able to say no at any moment on an acquisition, even one that we think from a strategic point of view would make sense if it doesn't make sense from a financial point of view.

So, I don't really think it impacts us that much. The deals that have gone down recently that we've walked away from, and there have been a number, have all been taken by financial buyers.

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Mark Grzymski  - Needham & Company - Analyst

Okay, great, and thanks for that color. Jumping to the SG&A area and with copper being a thorn in your side, you know, is there any way - can you talk in more detail about how you might be able to lower SG&A? Obviously, the acquisitions there are impacting that. You know, what can that do for you going forward to the operating income line?

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Well, we have a couple of things that we've been working on here, Mark, in terms of SG&A. You know, we've seen a nice decrease in our SOX expenses, we expect another decrease this year. Some of our insurance and product liability issues, we've seen some very nice decreases, and that's really a result of improved management.

You know, we're looking at how we source our product and move our product from Asia to the States, and we're looking at some consolidating distribution centers and those kind of projects. And there's opportunities there, as well.

So, I mean with Bill Martino coming onboard, he's bringing a lot of experience in terms of how much larger companies manage these issues, and there's a lot of projects that we're working on to address that issues.

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Mark Grzymski  - Needham & Company - Analyst

Okay.

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

You know, it takes a year or two to implement a lot of these things.

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Mark Grzymski  - Needham & Company - Analyst

Sure.

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

You just don't turn a switch. Because there's a lot of projects that are actively being worked on today.

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Mark Grzymski  - Needham & Company - Analyst

Right. But you can't quantify, you know, what...

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

It's a little early to do that right now.

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Mark Grzymski  - Needham & Company - Analyst

Right, okay, okay.

Patrick O'Keefe: Hey, Mark, the other thing you've got to be careful of is when we make acquisitions.

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Mark Grzymski  - Needham & Company - Analyst

Right.

Patrick O'Keefe: We're relatively indifferent in terms of - a lot of times if you buy a business that is highly differentiated and has significant engineering content and ability to differentiate yourself from your competitors you'll have high gross margins and simultaneously high SG&A, so the real question is I'm indifferent between buying a business as long as the contribution to operating earnings and the contribution to net earnings is attractive.

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Mark Grzymski  - Needham & Company - Analyst

Okay. Great. And then, finally, Pat, I mean you guys touched on, or you specifically said that across the board you're seeing strength in the residential markets. You know, geographically are there any, I mean I would just assume that certain areas are slowing down and certain retail areas are also rationalizing their inventories. Is that true, or is it just really continued growth in residential spending?

Patrick O'Keefe: No, I think you're right. You see, if you were take it apart state by state you see some unevenness in those numbers, but you've got to remember we're not significantly influenced by lower end housing starts. We're more, you know, we tend to get the order on the person where a plumber goes in and he's replacing things that have been in a house that's been in existence for four to seven or eight years, something of that nature.

So, we've never done well in the tract housing market, but that's sort of where you're seeing a contraction. There's various states, for example, I was having a conversation earlier today with some salespeople with regard to some changes happening in the Florida market, okay? And the Florida market appears to be seeing some softness in the real estate markets and things of that nature, and the boom market that we've experienced the last couple of years may be sort of softening or slowing down a little bit.

But, you know, when you look at it overall, when you look at our business, even Europe had a very strong performance in Europe across the board, which quite honestly I find was a little bit surprising to use because we know that Europe has traditionally for the last 24 to 36 months been a relatively slow growth environment. It wasn't a single country issue, it was a broad based issue.

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Mark Grzymski  - Needham & Company - Analyst

Right.

Patrick O'Keefe: So, for the first time we saw, you know, Europe hitting on six cylinders.

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Mark Grzymski  - Needham & Company - Analyst

All right, guys. Thanks, and good luck.

Patrick O'Keefe: Thank you.

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Operator

Our next question comes from Jeff Hammond from Keybanc Capital Markets. Please proceed.

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Jeff Hammond  - Keybanc Capital Markets - Analyst

Hi, good afternoon, gentlemen.

Patrick O'Keefe: Hi, Jeff.

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Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Hi, Jeff.

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Jeff Hammond  - Keybanc Capital Markets - Analyst

Hey, a couple of questions on the markets. I guess to follow-on on Europe, you did a pretty good job illustrating what's going on there, but can you give us a sense of visibility going forward? Is that sustainable? Were there any anomalies? What really changed there?

And then, also, separately on the U.S. commercial market, I think, Pat, you used the term last year, 'it's lie watching paint dry.' It seems like there's more conviction, you know, fourth quarter, first quarter, you know, what's the visibility there as well as you look forward for the sustained improvement?

Patrick O'Keefe: Well, first let's talk about Europe. I mean I think I said this to the previous question, I think on the positive side I was surprised a little bit by the strength of Europe. I was particularly surprised by the evenness of the strength, it's not one country.

Bill said earlier that the one area that still concerns us is probably the boiler manufacturers where we make a lot of OEM products for various boiler manufacturers, including the control packages, the pump packages, things of that nature. And they seem to be still a little bit sluggish.

But, you know, when you talk about the other big economies, the French economy, the Italian economy, the wholesale market in Germany, they all showed significant positive improvement across the board. And some of that was offset by the negative foreign exchange that we recorded. So, when you look at it in currency it's even stronger than it is when you look at it in U.S. dollars.

So, I think, quite honestly, we think that there's an up tick happening in Europe. I think if you go back and now that we recognize it I think we probably saw some of that starting to happen in the fourth quarter, as well. So, it's not one quarter, it's probably two quarters at this point, so I feel pretty good going into the second quarter here with regard to the opportunity for us in Europe, and I think if you look at the operating earnings, the operating earnings leveraged very well there.

Now, if you come back and you look at the commercial marketplace I think you were right, I was looking for vindication a year ago in terms of I've been predicting that the commercial marketplace would improve, but unfortunately was slow in coming. But I think now we've seen a couple of quarters here in a row where we've seen some meaningful changes and not lightning fast changes, but smooth and consistent changes in terms of the improvement in that marketplace.

What that results in is a slight shift in our product mix to probably a little bit richer kind of margin. Some of that being offset by the way we did our acquisition accounting and things and other things in this quarter.

So, you know, I feel bullish about Europe. I feel bullish about the commercial marketplace. I'm a little bit cautious with regard to what's happening in the residential marketplace. I think the residential marketplace will probably soften over time, and I think hopefully we will have the offset in the commercial and European market.

--------------------------------------------------------------------------------
Jeff Hammond  - Keybanc Capital Markets - Analyst

Okay. And then I guess moving back to the copper issue, can you just talk about what your price realization in the quarter, and then any clarification between what you saw in wholesale versus retail? Was there any retail price realization?

And then, also, as you look forward, you know, what level of these follow-on price increases do you need to realize to cover? I mean do you need 100 percent realization or just partial of those?

Patrick O'Keefe: Well, Jeff, on the retail side, I mean I mentioned 5 percent that's being phased in over Q1 and Q2, and it's probably two-thirds of that will be Q2, one-third in Q1. On the wholesale side I mentioned 5 percent price increases, and we're getting most of that.

--------------------------------------------------------------------------------
Jeff Hammond  - Keybanc Capital Markets - Analyst

Okay. And then as far as the follow-ons, do you need 100 percent realization there, or?

Patrick O'Keefe: Well, it's - copper is moving so fast, I mean we - there is - you do need most of that to recover, and the way the markets are right now the customers seem to understand that we're in a very unusual time and price increases are sticking, and we're not the only ones that are going out with price increases. I mean it seems to be, you know, most of the market, most of the competitors are there.

--------------------------------------------------------------------------------
Jeff Hammond  - Keybanc Capital Markets - Analyst

And then can you remind us how you're thinking about hedging, if you're doing any at all? I think my recollection was that you were doing little, if any?

And then, also, as we think about your FIFO accounting and inventories on hand, what would be the timing at which $3.00 copper would start to work its way into...?

Patrick O'Keefe: Yes, I mean if you look at copper at December 31st it was about $2.10. I think it closed tonight on London at $3.30. So, it's up $1.20 since December 31st. So, we have about on average now we have five months of material in our inventory, okay? So, it takes five months once we buy a product for it to hit cost of sales, and that really is not changing. Now, is that answering your question?

--------------------------------------------------------------------------------
Jeff Hammond  - Keybanc Capital Markets - Analyst

Yes, that's perfect. And then hedging, you're not doing any hedging?

Patrick O'Keefe: We're not hedging at the moment. We continue to wrestle with that topic, to be honest with you. I think that we will start some kind of a hedging program. We're in discussions internally as to what is the right time to enter into our first hedge, and we're thinking that we do need a hedge.

--------------------------------------------------------------------------------
Jeff Hammond  - Keybanc Capital Markets - Analyst

Okay. And then just a final I guess housekeeping item, can you quantify what the inventory step-up would have been in the quarter if that goes away?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

9.6 million.

Patrick O'Keefe: 960.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

960,000, excuse me.

--------------------------------------------------------------------------------
Jeff Hammond  - Keybanc Capital Markets - Analyst

Okay, thanks, guys.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Sorry about that one, Jeff!

--------------------------------------------------------------------------------
Operator

Our next question comes from David Smith from Citigroup. Please proceed.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Hi, guys.

Patrick O'Keefe: Hi, David.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Hi, David.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Just a question on the gross margin front. I'm a little surprised, I guess, given that it takes five months for copper to flow through that gross margins might not have been up a little more. And maybe you can just explain that metric? It looks like its roughly flat to down. And I think maybe some of this acquisition impact is playing in, but if you could go over that in a little bit more detail?

Patrick O'Keefe: I mean you have two major things coming in from the acquisitions. You have that 960,000 charge that we took, you know, as a result of the acquisition accounting.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Now, just one second, though. Is that inventory related or is that amortization?

Patrick O'Keefe: Well, what we're doing, a step-up on the inventory value.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Oh, it is, okay, okay. I got you.

Patrick O'Keefe: And then you also have the fact that we brought in 15 million or so of revenue at roughly 22 percent gross margin with FEBCO, Mueller. You know, if you look - then you have the issues of the retail copper that we talked about, but a lot of that being offset by improvements because of a little bit of a mix towards commercial with drains and control valves, and back flow being up.

And Europe did an outstanding job in their gross margin as a result of all of their restructuring that, you know, the productivity issues that we saw. We talked about some of them last year but we're starting to see the benefit now.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Okay, so, net net that copper, would you say then that you were getting a positive net benefit, I guess, from the copper, because it would have been bought five months ago, and your price increases went through this quarter I suppose, right?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

You've got to keep on looking at it as a roll. I mean our objective is to maintain our margins despite the escalation in raw material costs.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Right.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

So, every quarter we're making - I can't think of a quarter in the last 12 that we haven't had some type of a price action.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Right.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Right? So, it's really the question is what's the net roll.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

So, net net it's fair to say, you almost sound like you've got at least one quarter headstart on these cost increases then, and as long as you get these continued price increases through we should see improvements in gross margin looking at the rest of the year?

Patrick O'Keefe: Well, we're not going to go out and say we're going to improve gross margin at this point, Dave, but I mean we have been successful in covering copper up to this point in the wholesale channel.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Yes, I guess so.

Patrick O'Keefe: Just to make sure that the number came across, Dave, you know, excluding the impact of acquisitions, gross margins were up half a point.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Right.

Patrick O'Keefe: Okay, I just wanted to make sure you heard that.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

So, if I forget about this 960K step up, and then some improvement on the breakeven impact and then the mix in Europe, it sounds like absent the copper side plus the fact that you've got a few months headstart on the pricing it sounds like there's a positive tailwind there. Is that what I'm...

Patrick O'Keefe: I tell you enough tailwind that we think it's achievable to maintain our margin.

--------------------------------------------------------------------------------
David Smith  - Citigroup - Analyst

Right. I got you. Okay, thanks.

Patrick O'Keefe: Okay, Dave. Thank you.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

That's a tricky wicket there, Dave, though. I mean this issue of pricing is probably the trickiest thing we're playing with at the moment, and it's been a continuous challenge for the last, I don't know, I think 30 months.

Patrick O'Keefe: Yes.

--------------------------------------------------------------------------------
Operator

Our next question comes from [Stuart Scarf] from Standard & Poors Equity Group. Please proceed.

--------------------------------------------------------------------------------
Stuart Scarf  - Standard & Poors Equity Group - Analyst

Good evening.

Patrick O'Keefe: Hello, Stuart.

--------------------------------------------------------------------------------
Stuart Scarf  - Standard & Poors Equity Group - Analyst

How are you doing? Most of my questions have been answered. Just wondering if you could expand a little bit on your overseas production, whether you're looking to expand any further, try to reap some benefits in margins that way, low cost production in Bulgaria, Tunisia, as well as China? Just add any color to that?

Patrick O'Keefe: Yes, let me just start by saying in essence, and this is a continuous process. We have been increasing our capacity in most of the low cost countries that we participate in. As an example, we increased the capacity in our Tunisian operations during the last 12 months. We increased the capacity in our Bulgarian operations over the last 12 months, and we've recently announced an acquisition in China and continue to expand our capacity for procurement of products in our wholly owned subsidiaries in China and our joint venture.

So, Bill, you might have the percentage, but the purchase, if you look at the percentage of purchases that we're buying outside, from low cost countries. Our intention is to increase that percentage over time on a relatively smooth basis, and we've been doing that, because every project takes a considerable amount of manpower and a considerable amount of time to do it correctly.

But, you know, I would say you're seeing the same thing, which is one of the ways that we've maintained our margins is by continuously moving product to low cost countries from higher cost operations.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Yes, and I think the other important point there is that one of our factories in China, where we're manufacturing a lot of our bronze and brass plumbing products, we still have a lot of capacity available, and we're continuing to move product into that facility during the course of 2006. So, it's still a very active program, Stuart, we're still continuing to expand and increase the percentage of our sourcing from these low cost areas.

Patrick O'Keefe: Okay, thank you very much.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Okay, thank you.

--------------------------------------------------------------------------------
Operator

Once again, ladies and gentlemen, if you wish to ask a question or you have a comment please press star, followed by one.

Our next question comes from Ned Armstrong from FBR & Company. Please proceed.

--------------------------------------------------------------------------------
Ned Armstrong  - FBR & Company - Analyst

Good afternoon.

Patrick O'Keefe: Hi, Ned.

--------------------------------------------------------------------------------
Ned Armstrong  - FBR & Company - Analyst

You typically said over the past couple of years that your mix between residential and commercial markets is about 50, 50. Given the recent activity you've alluded to in the commercial markets has there been any tip there to where it's noticeably more commercial now, or is it still pretty much even?

Patrick O'Keefe: I'd say it's pretty much even. Don't forget we - I think it's more influence - we'll have to take a look at that, there's more influence on some of the recent acquisitions we've made, for example, when you talk about FEBCO, Mueller, which are substantially commercially oriented product line, you talk about Dormont it's got a significant commercial exposure, as well. But I think we'd have to look at those numbers. I don't have them computed at the moment, but I think because of our acquisition program we're moving toward much heavier mix of commercial products.

--------------------------------------------------------------------------------
Ned Armstrong  - FBR & Company - Analyst

Okay, and that could infer from that once the commercial market normalizes, so to speak, that you would be more heavily weighted towards commercial than you've traditionally been?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Yes, and I think we can't give you answer because we haven't gone back and crunched the numbers, but I think sometime shortly we'll have to do that and then give everyone an opportunity on another call to hear what our conclusion is.

--------------------------------------------------------------------------------
Ned Armstrong  - FBR & Company - Analyst

Okay, and my second question involved inventory levels. If I understand correctly from remarks that the two of you have made earlier, inventory levels will stay at around, stay at the same levels they are or increase some over the course of the year. Did I hear that correctly?

Patrick O'Keefe: The impact is don't forget the raw material costs by themselves are driving up the value of your inventory, on a dollar basis. We have programs underway, though, to manage our inventory more effectively in terms of quantity on hand.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

In terms of just unit volume that's in the inventory, Ned.

--------------------------------------------------------------------------------
Ned Armstrong  - FBR & Company - Analyst

Yes.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

I think what we talked about on the last call is that we're looking for a slight reduction in inventory this year, and, you know, Pat has explained to folks in the past that one of Bill Martino's major responsibilities coming in as a new COO is to help us improve our working capital management, and some of the programs that I alluded to from an earlier question that are in place and ongoing are also directed at improved working capital management, so it's a big focus area for us.

So, at the end of the day, if copper keeps going our inventory will be higher because of pricing, commodity issues in inventory, but on a unit basis we're trying to be flat to down.

--------------------------------------------------------------------------------
Ned Armstrong  - FBR & Company - Analyst

Great, thank you very much.

--------------------------------------------------------------------------------
Operator

Our next question comes from Jim Fong from Gabelli. Please proceed.

--------------------------------------------------------------------------------
Bill McCartney - Watts Water Technologies, Inc. - CFO and Treasurer

Hey, Jimmy.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Hi, great quarter, guys. Just on the two recent acquisitions, Dormont and FEBCO, Mueller, now that you've owned them for a quarter, were there any surprises that you saw? Either positive or negative?

Patrick O'Keefe: I think, Jimmy, the best way to explain it is both of those acquisitions are essentially on target in terms of our expectations. You know, there's always some surprises, positive and negative, but I think at this point in time I'd say they sort of even themselves out in terms of impact positively and impact negatively.

One of the things we set as an objective is to make sure that FEBCO broke-even during the year, and we achieved that in the first quarter in that we broke-even, including the cost of capital with FEBCO, Mueller.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

So, actually, it was much quicker than you expected, you achieved break-even in the first quarter. And you expect to make profit in the remaining quarters from FEBCO?

Patrick O'Keefe: Well, we expected to break-even for the entire year, and what we did is we broke-even for the first quarter.

--------------------------------------------------------------------------------
Jim Fong  -Gabelli - Analyst

Right. And so can I assume it's going to be profitable in the remaining three quarters?

Patrick O'Keefe: You're the forecaster, not me, Jimmy!

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Well, it sounds like a good trend there. And anything on Dormont, pretty much you're on track there with your plan?

Patrick O'Keefe: Now, Dormont, as we talked about, I think is pretty much on track. There's a number of opportunities there for us to get synergies between the two organizations. And we're essentially working on the game plan that we put together when we went through our due diligence and immediately after consummating our transaction, we're pretty much right on course there.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli- Analyst

Okay. And as I recall, FEBCO, Mueller you can get back to your corporate margin, maybe acquisition over a 12-month period, you were hoping to get back to your corporate margins. Those businesses are still capable of doing that, is that correct?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Well, Jimmy, I mean what we're pointing out is that the margins at FEBCO Mueller at 22 percent were much lower than our comparable products that we have. We didn't make a statement that said we'll be hitting those margins to our corporate average or to the comparable margins of products in Watts on any certain timeframe, we were just pointing out that as to why that acquisition was attractive to us because we had that opportunity to improve those margins over time.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Right.

Patrick O'Keefe: It'll take some time, though, Jimmy.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

It's not a one-year move.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Okay. It provides some up side opportunities.

Patrick O'Keefe: Yes.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Okay. And then just shifting a bit on just going back to copper, again. I guess with the announced price increases that you'll be implementing in North America and Europe, is that enough to get caught-up on today's current copper price? Or are you still behind in terms of getting caught up?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Well, we're already planning the next price increase because we're concerned about making sure that we cover completely.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Right.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

So, we've implemented recent price increases. We're now doing the analysis and preparing to make further price increases if they're necessary.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Okay.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

So, my gut reaction is that we have been successful and we intend to be successful in maintaining our margins. You know, there's no choice but to pass on those kind of cost increases.

Jim Fong  - Gabelli - Analyst

Right.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

This is an absolute 'must', it's not a 'nice to do' kind of thing.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Right, right. Okay.

Patrick O'Keefe: Jimmy, I think what we've said in the past is that we have this five months of material on hand and it takes about three months to increase the price increase from the time of analysis of stock, and so it's actually effective, and you have to reprint your price list and get them out to the field, et cetera.

So, there's always that time lag and then you have the fact that copper is increasing on a steady rate, so you're, you know, by definition each price increase is covering what's going to be happening from a couple of months ago. So you're always, you know, we have to be in a constant mode of analyzing and adjusting our pricing so copper settles down.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

And so I guess the way I can look at this so long as you can get your price increases you can maintain your gross margin?

Patrick O'Keefe: We can get price increases out faster than the copper hits our cost of sales.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Right, because of the five-month lead-time you have.

Patrick O'Keefe: Right.

--------------------------------------------------------------------------------
Jim Fong  - Gabelli - Analyst

Okay. Okay, great. A terrific quarter, guys.

Patrick O'Keefe: Thank you.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Thank you, Jimmy.

--------------------------------------------------------------------------------
Operator

Our next question comes from Francesca McCann from Sanford Financial. Please proceed.

--------------------------------------------------------------------------------
Francesca McCann  - Sanford Financial - Analyst

Yes. Hi, there. Congratulations. Most of my questions have definitely been answered. Just one follow-up question, the DIY channel, the 10 percent growth, I guess how long do you think that's sustainable? And what efforts are you doing to move into other stores if most of it thus far has been same-store sales at one point do you hit saturation there?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Well, we - Pat and I have been saying for awhile that we think long-term the DIY has a sustainable growth rate of the high single digits, so we're sort of there right now with 10 percent. And the 10 is a point or two of pricing that's in there, so on a unit basis, you know, we're sort of at that level that we've been talking about.

But we still have the ability to grow at that rate. I mean there's new products that we came out with. You know, we're not necessarily in all of the stores for a given chain. You know, we do acquisitions, we have the ability to introduce those products into the retail segment, as well, so there's a lot - and they still have, even though they're still growing slow they still intend to grow.

--------------------------------------------------------------------------------
Francesca McCann  - Sanford Financial - Analyst

Okay. But so the idea is within the same-store sales to expand the product line before or instead of moving to kind of more store expansion?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Well, we look at all of the above I think to grow the business but, you know, with the same-store sales it's new product and folding in acquisitions.

--------------------------------------------------------------------------------
Francesca McCann  - Sanford Financial - Analyst

Okay. All right. I think that's it then for right now. Thank you.

--------------------------------------------------------------------------------
Operator

Our next question is a follow-up question from Mike Schneider. Please proceed.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

Guys, on this unit price issue, do you have a rough sense of what pricing contributed to the quarter? You reported 11 percent organic growth, just wondering what units and price?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

It's tough to come up with that number exactly, Michael, but I would have a guess of 4 to 5.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

In price?

--------------------------------------------------------------------------------
Bill McCartney - Watts Water Technologies, Inc. - CFO and Treasurer

Yes.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

Okay.

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Because so many product lines and, you know, it's very, very difficult to calculate that number precisely.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

Sure. And when you look now at the retail channel, on this question of sustainable growth there, earlier this year you were talking and then revised down I think your expectations to kind of mid single digits, but, Pat, you sound much more optimistic about retail now.

Is your expectation to continue to grow this now for the balance of the year in this high single digits, or was there some sort of channel fill that when you blend first quarter and second quarter were still that kind of 7, 8 percent?

Patrick O'Keefe: No, we still think we can grow this at high single digits, Mike. I think we might be a little bit higher than we might average for the whole year.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

Right.

Patrick O'Keefe: But, you know, we thought that made sense, and we tried to give you a feel for where we were, you know, high single digits compared to some other years, we were much higher than that.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

Right. And are there any product rollouts going on in the second half then ?

Patrick O'Keefe: There's - there are some. We have, you know, we bought a company called C Tech which has a number of fitting lines and things like that, that will be rolling out later this year. So, there are a few. I have to go back, Mike, and figure out when the timing of some of those are, but there should be some rollouts throughout the year.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

And a theoretical question, I guess, when you look at copper and its alternatives, I guess within construction, you guys have any sense of early rumblings of people looking for substitute materials, be it PVC or whatever, to try and dodge what's going on today in the copper market?

Patrick O'Keefe: Yes, there's no doubt, Mike, that people are looking at alternative materials. In some cases you're actually going backwards and making some products out of cast iron that, you know, traditionally were made out of bronze. And you're seeing people, you're seeing the demand for that cast iron version going up because it's, at net basis it's a lower cost.

You're also seeing what's called plastic type products, people looking at and, for example, you know, the classic example is Pecks which is cannibalizing copper in terms of a piping system. And we benefit because of our C Tech fitting in terms of the quick connect fittings. And we're seeing, you know, we're seeing pretty strong growth in that area.

So, I would say the answer is yes. If I were in the copper pipe business I would say that the cannibalization is taking place quite rapidly because of the escalating cost of copper.

--------------------------------------------------------------------------------
Mike Schneider - Robert Baird - Analyst

And do you think you truly come out of it at neutral for this, or on the margin as a link in the growth?

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

I don't think it has immediate margin impact, that's going to be more of a long-term trend, alternative materials, because you have to change the products out and get approvals and do all of your testing. In the short run on the tax side it helps us because we have a lot of extra capacity.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

Sure.

Patrick O'Keefe: And, Michael, you have something else which, plumbers and pipefitters are habitual buyers. They don't switch easily, so that that process of switching at the contractor level takes longer than you think.

--------------------------------------------------------------------------------
Mike Schneider  - Robert Baird - Analyst

Right. Thank you.

--------------------------------------------------------------------------------
Operator

Our next question comes from Deborah Coy from Sanford Group. Please proceed.

--------------------------------------------------------------------------------
Bill McCartney - Watts Water Technologies, Inc. - CFO and Treasurer

Hey, Deborah.

--------------------------------------------------------------------------------
Deborah Coy  - Sanford Group - Analyst

Hey, Bill. What's up?

--------------------------------------------------------------------------------
Bill McCartney - Watts Water Technologies, Inc. - CFO and Treasurer

Hi.

--------------------------------------------------------------------------------
Deborah Coy  - Sanford Group - Analyst

Actually, Michael basically asked my question on trying to divide out price versus unit growth, and it's also related to the ongoing expectations.

So, I guess the only additional follow-up, it sounds like a pretty similar picture in Europe, your organic growth was up more but your pricing was a bit higher, too. So, are we looking at true underlying organic growth expectations in Europe, as well, kind of in this mid to, hopefully, upper single digits, and is that kind of the expectation across the business?

Patrick O'Keefe: I mean I think so, Deborah. I mean our organic growth in Europe, I mean well, our organic growth in Europe was the best we've seen in four or five years, maybe half of that was...

--------------------------------------------------------------------------------
Deborah Coy  - Sanford Group - Analyst

Was price?

Patrick O'Keefe: Pricing. Again, it's difficult to come up with a number exactly, but we know the Europeans got some pricing early in the quarter. And but it's hard to say, but I think it's reasonable to expect based on what we're seeing and what, you know, reading the transcripts from other calls, trying to get a peg on what's happening in Europe from our guys and from other companies, it seems to me that we should be able to have that true unit organic growth.

--------------------------------------------------------------------------------
Deborah Coy  - Sanford Group - Analyst

Yes, in fact, your organic growth, even trying to back-out price, it seems I think a little surprisingly high, which is I think why Michael is asking the question is was there any channel sales to speed that up, you know, borrowing from...

--------------------------------------------------------------------------------
Bill McCartney  - Watts Water Technologies, Inc. - CFO and Treasurer

Not appreciably, no.

Patrick O'Keefe: No, I mean if you look - the thing that was nice about Europe from our perspective was, you know, our largest customers in Europe still have the boiler manufacturers, and we were down with those guys.

So, it's a lot of the sort of program that we've been trying to work on over the last year or two with addressing some of the more dynamic markets, such as Eastern Europe, the [solo] market, the geo thermal market, the underfloor radiant heating market, trying to move-up the value chain which kind of sounds trite to say that, but, you know, we're selling more packages and more highly engineered product and getting away from the commodity side of the business.

And all of that is coming together and I think giving us some true unit growth, and as opposed - and that's helping us in what still appears to be a soft economy, maybe not as soft as it's been, but we think we're gaining market share and a little bit better than average over there.

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Deborah Coy  - Sanford Group - Analyst

That's what I was going to say, that has to be the conclusion that you're gaining share.

Patrick O'Keefe: We believe so.

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Deborah Coy - Sanford Group - Analyst

Yes, good job. Thanks.

Patrick O'Keefe: And we just want to mention one other point about Europe, you know, one of the projects we're working on there is a restructuring of our Italian operations. And I think we mentioned in the last quarter that we were anticipating about $3 million in restructuring for the entire year, about two from Europe.

And what we have done is we have sold one of our facilities in Europe, and we have done a sale/leaseback of another building. And we're going to consolidate two of our facilities into this new building during the course of 2006.

But the sale of our existing building took place during the month of April, so during the second quarter of 2006 we will book a onetime gain of $0.12 per share associated with the sale of that building. So, when you consider that as a restructuring effort, our restructuring activities, you would expect them to turn positive this year as opposed to a $3 million pretax charge. In total there'll probably be about $0.08 positive for the full year, so we just wanted to inform you folks of that.

We'll move on to the next question.

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Operator

Gentlemen, we have no further questions in queue. I'd like to turn the call back over to Mr. Patrick O'Keefe for closing remarks.

Patrick O'Keefe: Well, thank you very much for joining us on our call. I think this was a very robust quarter. We're very happy with the results. I think you can see that it was across the board, widespread improvement. And we look forward to having you on our call in the first week of August. Thank you.

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Operator

Thank you for your participation in today's conference. This concludes the presentation, you may now disconnect. Everyone have a wonderful day.

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